NUMBER *EVP-001*

Incorporated under the laws of the Commonwealth of Virginia

SHARES *24,000*

EASTERN VIRGINIA BANKSHARES, INC.

SERIES A
PREFERRED STOCK

CUSIP 277196 20 0
See Reverse for Certain Definitions

THIS CERTIFIES THAT UNITED STATES DEPARTMENT OF THE TREASURY

is the owner of **Twenty Four Thousand**

FULLY PAID AND NONASSESSABLE SHARES OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, $2.00 PAR VALUE PER SHARE, OF

EASTERN VIRGINIA BANKSHARES, INC.

(the "Corporation") a Virginia Corporation. The Shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by his duly authorized Attorney or legal representative upon surrender of the Certificate properly endorsed. This Certificate is non withdrawable and not of an insurable type. Such shares are not insured by the Federal government. The Certificate is not valid until countersigned and registered by the Corporation's Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Date: January 9, 2009

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

Vice President and Chief Financial Officer

EASTERN VIRGINIA BANKSHARES INCORPORATED CORPORATE SEAL VIRGINIA

President and Chief Executive Officer

COPNIT, NEW YORK

EASTERN VIRGINIA BANKSHARES, INCORPORATED

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

EASTERN VIRGINIA BANKSHARES, INC. (THE "CORPORATION") WILL FURNISH ANY SHAREHOLDER, ON REQUEST IN WRITING AND WITHOUT CHARGE, WITH A SUMMARY OF THE DESIGNATIONS, RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF THE CORPORATION'S SECURITIES AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

Please print or typewrite name and address, including postal zip code, of assignee

__________________________________ shares
of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________ Attorney,
to transfer the said shares on the books of the within named Corporation with full power of substitution.

Dated __________________

____
Signature

____
Signature

NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED: __________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS, LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.